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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40533) pertaining to the HORIZON Pharmacies, Inc. 1997 Stock Option Plan, the Registration Statement (Form S-8 No. 333-43607) pertaining to the HORIZON Pharmacies, Inc. 401(k) Plan, the Registration Statement (Form S-8 No. 333-62805) pertaining to the HORIZON Pharmacies, Inc. 1998 Stock Option Plan, the Registration Statement (Form S-8 No. 333-44342) pertaining to the HORIZON Pharmacies, Inc. Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-37206) pertaining to the HORIZON Pharmacies, Inc. 1999 Stock Option Plan, the Registration Statement (Form S-8 No. 333-44340) pertaining to the HORIZON Pharmacies, Inc. 2000 Stock Option Plan and the Registration Statement (Form S-3 No. 333-35898) pertaining to certain shares of common stock in connection with the HORIZON Pharmacies, Inc. 5% convertible debentures of our report dated April 7, 2001, with respect to the consolidated financial statements and schedule of HORIZON Pharmacies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                           /s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma
April 12, 2001